EXHIBIT 21.1


1.       Green Acquisition, Inc.
2.       Triboro Acquisition, Inc.
3.       Jamaica Acquisition, Inc.
4.       G.T.J. Co., Inc.
5.       GTJ Rate Cap LLC
6.       Command Bus Company, Inc.
7.       Green Bus Holding Corp.
8.       Jamaica Buses Holding Corp.
9.       Triboro Coach Holding Corp.
10.      Jamaica Buses, Inc.
11.      49-19 Rockaway Beach Boulevard, LLC
12.      165-25 147th Avenue, LLC
13.      114-15 Guy Brewer Boulevard, LLC
14.      85-01 24th Avenue, LLC
15.      23-85 87th Street, LLC
16.      612 Wortman Avenue, LLC
17.      Varsity Transit, Inc.
18.      Varsity Coach, Corp.
19.      Varsity Charter Corp.
20.      The Bus Depot, Inc.
21.      Satellite Transportation of New York Corp.
22.      MetroClean Express Corp.
23.      Metroclean Express of New Jersey, Inc.
24.      Shelter Express Corp.
25.      Shelter Electric Maintenance Corp.
26.      ShelterCLEAN, Inc.
27.      ShelterClean of Arizona, Inc.
28.      Transit Facility Management Corp.
29.      Transit Facility Claims Corp.
30.      Transit Alliance Insurance Co. Ltd.
31.      A Limited Sticky Situation
32.      The Fourth Limited Sticky Situation Corp.
33.      A Very Limited Sticky Situation
34.      8 Farms Springs Rd, LLC